                                                                    EXHIBIT 10.2


                                    MICROSOFT
                             LARGE ACCOUNT RESELLER
                                    AGREEMENT

This Microsoft Large Account Reseller Agreement ("Agreement") is entered into as of the 1st day of January, 2000 (the "Effective Date") between MSLI, GP, having its principal place of business at 6100 Neil Road, Suite 210, Reno, NV 89511-1137 ("MICROSOFT"), and SOFTWARE SPECTRUM, INC. having its principal place of business at 2140 Merritt Drive, Garland, TX 75041 ("COMPANY").

1.       PURPOSE.

The purpose of this Agreement is to set forth the framework by which MICROSOFT appoints COMPANY as a non-exclusive Large Account Reseller in the Territory with the ability to collect orders for License Confirmations and related payments for Select Software Products from Volume Licensing Customers that have designated COMPANY in their Enrollment Agreement as their Large Account Reseller.

2.       DEFINITIONS

Except as set forth above, all capitalized terms included in this Agreement are as defined in Schedule A, attached hereto and incorporated herein by reference.

3.       ADDENDUM TO THE AGREEMENT

COMPANY's rights and obligations with respect to the authorization to collect orders for License Confirmations and payments for Select Software Products are set forth in this Agreement and are subject to the terms of any Addenda which the parties may subsequently sign. Each Addendum shall be incorporated into and made a part of this Agreement. In the event of inconsistency, the terms of any applicable Addendum shall prevail over this Agreement. The terms of this Agreement, including any Addenda, shall prevail over any provisions in purchase orders or set-up forms.

4.       TERM AND TERMINATION

         4.1      TERM

This Agreement shall take effect on the Effective Date and shall continue until June 30, 2000.

         4.2      TERMINATION

                  4(a)     TERMINATION WITHOUT CAUSE

Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement under this section.

                  4(b)    IMMEDIATE TERMINATION WITH CAUSE

Microsoft may terminate this Agreement immediately in the event that Company breaches its confidentiality obligation as set forth in Section 17 below. Termination shall be effective on the date set forth in the termination notice.


                 Microsoft Confidential - Disclosure Prohibited        MICROSOFT

                  4(c)     TERMINATION WITH CAUSE


Without prejudice to MICROSOFT's other rights or remedies, MICROSOFT shall have the right to terminate this Agreement immediately upon written notice if any of the following events occurs:

                           (i) If COMPANY breaches any of the material terms or
conditions of this Agreement, and such breach remains unremedied to MICROSOFT's reasonable satisfaction for thirty (30) calendar days after COMPANY receives written notice of such breach; or

                           (ii) If COMPANY makes any assignment for the benefit
of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this Agreement.

         4.3      RIGHTS UPON EXPIRATION OR TERMINATION

Any amounts which have accrued prior to termination or expiration shall become immediately due and payable. After the termination or expiration of this Agreement, MICROSOFT shall retain the right, at its sole discretion, to direct all of COMPANY's Volume Licensing Customers to order License Confirmations from and pay amounts due to MICROSOFT or to any Volume Licensing Customer's newly designated Large Account Reseller, if any. In such an event, COMPANY shall not under any circumstances be entitled to any portion of, or any compensation for, the Volume Licensing Customer's next orders and payments or any future orders and payments. Provided that the Volume Licensing Customer does not designate a new Large Account Reseller and MICROSOFT does not exercise it rights as identified above, COMPANY may continue to collect orders for License Confirmations and collect payments for Select Software Products from its existing Volume Licensing Customers until their respective volume licensing agreements expire, provided that COMPANY abides by all terms and conditions of this Agreement. For purposes of this section, any and all terms and conditions which govern COMPANY's rights and obligations related to receiving orders and payments shall survive termination or expiration.

5.       COMPANY RIGHTS AND OBLIGATIONS

         5.1      SELECT SOFTWARE PRODUCT ORDERS

COMPANY may only collect orders for License Confirmations from Volume Licensing Customers which are business entities established under the laws of and located in the Territory. Such Volume Licensing Customers may designate COMPANY on an Enrollment Agreement as its Large Account Reseller for itself and other related companies all of which exist in the Territory. COMPANY may also collect orders for License Confirmations and payments for Select Software Products from any VLC Affiliates which are authorized to run Select Software Products according to the terms of any Enrollment Agreements entered into between MICROSOFT and a Volume Licensing Customer established and located in the Territory. COMPANY may not collect orders for License Confirmations and payments for Select Software Products from any Volume Licensing Customers who initiates an Enrollment Agreement outside of the Territory.

         5.2      DOCUMENTATION

                  (a) COMPANY is authorized to purchase Documentation Components from MICROSOFT Worldwide Fulfillment for resale only to Volume Licensing Customers which have selected COMPANY as their Large Account Reseller. COMPANY must establish a validation process by which COMPANY will ensure that only Volume Licensing Customers receive Documentation Components. This validation process must include, at a minimum, verification of the Enrollment Agreement Number of the Volume Licensing Customer. The validation process must be documented in writing and be made available to Microsoft upon request. Price protection is not available for Documentation Components purchased from Microsoft Worldwide Fulfillment.

                                                                          Page 2
MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

                  (b) COMPANY may request authorization to return Documentation Components purchased from Microsoft Worldwide Fulfillment within sixty (60) calendar days from the date of MICROSOFT's invoice. Upon request, MICROSOFT will provide COMPANY with a Return Authorization Form which COMPANY must complete and return to MICROSOFT. MICROSOFT will issue a return authorization number for Documentation Components meeting return criteria. Documentation Components must be returned within thirty (30) calendar days of the issuance of the return authorization number. Freight costs shall be paid by COMPANY. MICROSOFT shall issue COMPANY a purchase credit in the amount of the authorized return.

         5.3      USE RESTRICTIONS

Nothing in this Agreement authorizes the Large Account Reseller to use Select Software Products internally or to distribute or otherwise transfer Select Software Products to any Large Account Reseller Affiliate.

         5.4      COMPANY ACCEPTANCE OF ENROLLMENT AGREEMENTS

In order to remain authorized to collect orders for License Confirmations and purchase Documentation Components from MICROSOFT for resale to its Volume Licensing Customers, an authorized representative of COMPANY must review and acknowledge the Volume Licensing Customer's Enrollment Agreements. COMPANY's signature on the Enrollment Agreement shall constitute COMPANY's agreement to pay MICROSOFT as set forth in Section 5.7 below for all copies of Select Software Products made by the Volume Licensing Customer pursuant to such Enrollment Agreement.

         5.5      COMPANY Select Software Product License Price Schedule

The price lists that show the prices that COMPANY must pay to MICROSOFT for any Volume Licensing Customer orders for License Confirmations (the "Select Software Price Lists") are available on CP Web. From time to time, MICROSOFT will also deliver the current Select Software Price Lists to COMPANY through EDI. MICROSOFT may modify the Select Software Price Lists at any time by providing thirty (30) calendar days written notice to COMPANY.

         5.6      EDI IMPLEMENTATION/ELECTRONIC DATA INTERCHANGE

COMPANY, at its sole cost, shall implement a functioning EDI process which will exchange the following transaction sets between COMPANY and MICROSOFT: Purchase Order Acknowledgment (855), Purchase Order Transmission (850), and Invoices
(810).


                                                                          Page 3
MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

         5.7      COMPANY'S REPORTING AND/OR ORDERING AND PAYMENT TO MICROSOFT


                  (a)      MICROSOFT SELECT CONSUMPTION REPORTING

Except for Enterprise Agreements, for each COMPANY Enrollment Agreement, COMPANY shall deliver to MICROSOFT via EDI or any other electronic format specified by MICROSOFT no later than the fifteenth (15th) calendar day of each calendar month, a purchase order for License Confirmations ordered by the Volume Licensing Customer in the immediately previous calendar month. For each Enterprise Agreement, COMPANY shall deliver to MICROSOFT via EDI or any other electronic format specified by MICROSOFT, (i) a purchase order for the Enterprise Package upon execution of such agreement, and (ii) a purchase order for each additional desktop license ordered or acquired from COMPANY at the times specified in such agreement. Following receipt of such purchase order, MICROSOFT shall invoice COMPANY and COMPANY shall be obligated to pay MICROSOFT according to the Select Software Price List, along with any applicable quarterly Upgrade Advantage fees. If the Volume Licensing Customer elects to pre-pay any or all of its Upgrade Advantage commitment, COMPANY shall immediately report such pre-payment to MICROSOFT, MICROSOFT shall invoice COMPANY immediately following receipt of such report, and COMPANY shall be obligated to pay MICROSOFT pursuant to the terms of this Section 5.7.

                  (b)      PAYMENT TERMS

All amounts are due and owing within thirty (30) calendar days of date of MICROSOFT's invoice. All payments not received by MICROSOFT from COMPANY within the required time frame may be assessed a finance charge of two percent (2%) of the invoice amount per month or the legal maximum, which ever is less. COMPANY shall be obligated to pay MICROSOFT any and all amounts due regardless of whether COMPANY has received payment from the Volume Licensing Customer. Failure by COMPANY to meet payment terms may result in a hold by MICROSOFT of all pending COMPANY orders. COMPANY shall use its best efforts to collect any and all amounts due from any Volume Licensing Customer. Notwithstanding the foregoing, if any Enterprise Customer defaults on its payment obligation to COMPANY for more than ninety (90) calendar days, COMPANY will provide MICROSOFT with written notice identifying the Enterprise Customer and the amount of the delinquency. COMPANY shall deliver such notice to MICROSOFT at the address set forth in Section 19 below. Provided that the Enterprise Customer RDG is unable or unwilling to pay the amounts due, then COMPANY shall be released from any payment obligation arising from the delinquent Enterprise Customer's account, provided that COMPANY provide proof of its best efforts to collect any outstanding amounts and assigns to MICROSOFT any and all right, title and interest to the delinquent Enterprise Customer's outstanding payments.

All payments shall be in the form of bank wire transfer or electronic funds transfer through an Automated Clearinghouse ("ACH") with electronic remittance detail attached.

Payments shall be remitted to the following account:

                MSLI Western Region Collections #842467
                Account #375 120 5782
                ABA# 1110-0001-2
                Bank of America

All payments must be sent to Bank of America at the address indicated above using the 820 Remittance EDI transaction set or other form of ACH payment with electronic remittance detail attached. Remittance detail must be received by Bank of America by 10:00AM Central time/8:00AM Pacific time to ensure same-day credit to COMPANY's account. COMPANY may not withhold payment or take deductions prior to MICROSOFT issuing credit for rebates, price adjustments, billing errors or any other credit memo issued by MICROSOFT.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

                  (c)      REPORT REVISIONS


COMPANY shall use its best efforts to process all adjustments (e.g. ordering mistakes) to Volume Licensing Customer orders for License Confirmations for of Select Software Product within ninety (90) calendar days from the original invoice date. All revised reports and orders must provide detailed back-up as required by MICROSOFT. MICROSOFT reserves the right to review the circumstance of all claims submitted more than one hundred eighty (180) calendar days from the original invoice date, and may determine whether such revised report is eligible for credit.

          5.8     NO OTHER PRODUCT WARRANTIES BY COMPANY

Neither COMPANY nor any of its employees or agents shall have any right to make any other warranties or promises for the use of Select Software Product which are not contained in the written warranty document accompanying such product. COMPANY may, however, give instructions for the use of the Select Software Product that are contained within End User documentation provided with the manual or MICROSOFT product literature denoted by a MICROSOFT part number or authorized in writing by MICROSOFT.

          5.9     NO ALTERATIONS OF SELECT SOFTWARE PRODUCT/CDs/WELCOME KITS

COMPANY shall not alter, modify, decompile, reverse engineer any Select Software Product and shall have no authority to make copies of MICROSOFT diskettes, CDs or documentation without the prior written consent of MICROSOFT. COMPANY shall distribute Welcome Kits to Volume Licensing Customers in unopened packages.

          5.10     USE OF TRADEMARKS

This Agreement does not constitute a trademark or service mark license. COMPANY acknowledges and agrees that the Trademarks are the exclusive property of MICROSOFT or one of its affiliated companies and that COMPANY is not entitled either by implication or otherwise to any title in the Trademarks. COMPANY shall not use any Trademarks other than in accordance with this Agreement (including but not limited to the guidelines set out at http://www.microsoft.com/trademarks or any such successor web site) or as otherwise permitted in writing from time to time by MICROSOFT. COMPANY shall use the appropriate trademark symbol "TM" or "(R)" in a superscript and clearly indicate MICROSOFT'S ownership of the Trademark(s) whenever the Select Software Product name is first mentioned in any advertisement, brochure, or other manner in connection with Select Software Products.

         5.11     CREDIT/FINANCIAL STATEMENT

The terms of this Agreement are subject to MICROSOFT approval of COMPANY's continued credit worthiness. MICROSOFT shall have the right to regularly review COMPANY's credit status and shall obtain, to the extent reasonably possible, financial information through publicly available means. If such information is not reasonably available or is not satisfactory to MICROSOFT, MICROSOFT may request and COMPANY shall provide sufficient information to allow MICROSOFT to assess COMPANY's credit worthiness, including but not limited to COMPANY's Financial Statement.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

         5.12     TAXES

                  (a)      COMPANY TAXES

All amounts to be paid by COMPANY to MICROSOFT herein are exclusive of any federal, state, municipal or other governmental taxes, including income, franchise, excise, sales, use, gross receipts, value added, goods and services, property or similar tax, now or hereafter imposed on COMPANY. Such charges shall be the responsibility of COMPANY and may not be passed on to MICROSOFT, unless they are owed solely as a result of entering into this Agreement and are required to be collected from MICROSOFT under applicable law.

                  (b)      BILLING AND COLLECTION

COMPANY will bill, collect and remit sales, use, value added, and other comparable taxes determined by COMPANY to be due with respect to the collection and receipt of orders for License Confirmations. MICROSOFT is not liable for any taxes, including without limitation, income taxes, withholding taxes, value added, franchise, gross receipt, sales, use, property or similar taxes, duties, levies, fees, excises or tariffs incurred in connection with or related to Company's collection and receipt of orders for License Confirmations. COMPANY takes full responsibility for all such taxes, including penalties, interest and other additions thereon.

                  (c)       WITHHELD TAXES

If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by COMPANY to MICROSOFT, COMPANY may deduct such taxes from the amount owed MICROSOFT and pay them to the appropriate taxing authority, provided however, that COMPANY shall promptly secure and deliver to MICROSOFT an official receipt for any such taxes withheld or other documents necessary to enable MICROSOFT to claim a U.S. Foreign Tax Credit. COMPANY will make certain that any taxes withheld are minimized to the extent possible under applicable law.

          5.13    COMPLIANCE WITH APPLICABLE LAWS/ANTI-PIRACY

COMPANY shall ensure that it performs its obligations under this Agreement in accordance with any and all applicable laws and regulations in the Territory. Additionally, COMPANY shall take all commercially reasonable steps to prevent unauthorized distribution, duplication or pirating of the License Software Product.

          5.14    SALES TAXES

COMPANY shall either provide MICROSOFT with a bona fide resale certificate for all License Confirmations delivered through COMPANY by MICROSOFT pursuant to the terms of this Agreement, or shall pay to MICROSOFT all applicable sales, use or other excise taxes due on such License Confirmations.

          5.15    AGREEMENTS BETWEEN COMPANY AND VOLUME LICENSING CUSTOMERS

COMPANY shall have complete discretion to establish with each Volume Licensing Customer the pricing and all other terms and conditions regarding COMPANY's collection of orders for License Confirmations and payments for Select Software Product from Volume Licensing Customers. The negotiation of these terms between COMPANY and its Volume Licensing Customers shall not be subject to approval or review by MICROSOFT in any way.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

         5.16     SYSTEMS YEAR 2000 READINESS

COMPANY will use its best efforts to ensure that all systems used to manage and report orders for License Confirmations and to otherwise fulfill COMPANY's obligations under this Agreement are Year 2000 compliant. MICROSOFT reserves the right to monitor and review COMPANY's systems capabilities as is necessary to ensure COMPANY's ability to perform its obligations under this Agreement during the transition between the 1999 and 2000 calendar years. Additionally, COMPANY will provide MICROSOFT with reports on COMPANY's Year 2000 readiness on MICROSOFT's request.

         5.17     ROLE OF THE SELECT PROGRAM ADMINISTRATOR

COMPANY agrees to appoint a representative to serve as COMPANY's Volume Licensing Program Administrator. COMPANY agrees to promptly make that individual, as well as COMPANY's other sales employees, available for training on the Microsoft Volume Licensing Programs and on the licensing policies related to such Select Software Products at such times and places as MICROSOFT reasonably requests. The individual appointed by COMPANY as its Select Program Administrator shall be an individual generally knowledgeable of Select Software Products and of MICROSOFT's Volume Licensing Programs. The Select Program Administrator shall be responsible for administering all of COMPANY's Volume Licensing Customer billings and transactions, contract compliance, general administration of COMPANY's Volume Licensing Customers, disseminating all program information as necessary within COMPANY's organization, and for working with the Microsoft Select Account Manager (or local MICROSOFT Contact) in regard to any problems relevant to a given Volume Licensing. COMPANY's Select Program Administrator shall be:
                                   Tonya Gonzales
                                   Software Spectrum, Inc
                                   2140 Merritt Drive
                                   Garland, TX 75041
                                   (972) 864-5336

COMPANY shall provide MICROSOFT with at least ten (10) days advance written notice of any change in the individual serving as its Select Program Administrator.

         5.18     ENROLLMENT OF NEW VOLUME LICENSING CUSTOMERS

COMPANY's solicitation of new Volume Licensing Customers shall be on such terms and conditions as MICROSOFT specifies from time to time. MICROSOFT reserves the right to accept or reject in its sole discretion any proposed customer.

         5.19     COMPANY'S REPRESENTATIONS AND WARRANTIES

COMPANY hereby represents and warrants that COMPANY shall:

                  (a) Have email availability, Internet access, and an active VLOR account as is necessary to perform COMPANY's obligations pursuant to this Agreement;

                  (b) Use its best efforts to service and support its Volume Licensing Customers and will promptly inform the appropriate Microsoft Volume Licensing contact of any difficulties it encounters in servicing its Volume Licensing Customers;

                  (c) Not alter in any way or form the Select Software Products, their packaging, or any License Confirmation;

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

                  (d) Deliver the Documentation Components, Select CDs containing the Select Software Products and other program materials and information, and Welcome Kits only to the Volume Licensing Customer MICROSOFT identifies on the outside of the Welcome Kit; and

                  (e) Promptly inform MICROSOFT of any known or suspected violations by a Volume Licensing Customer of the terms and conditions of the Customer Agreements and Enrollment Agreements.

         5.20     COMPANY TERMINATION OF ENROLLMENT AGREEMENT/FORM

At anytime during the Term, COMPANY shall be able to terminate its rights and obligations related to any Enrollment Agreement currently administered by COMPANY. In order for such termination to be effective, COMPANY must notify MICROSOFT and the affected Volume Licensing Customer in writing of its desire to terminate its rights and obligations. Such notification shall include the Volume Licensing Customer's name and current contact information, the Enrollment Agreement Number, and date of execution. All notification shall be sent via a courier service able to track package delivery. COMPANY's rights and obligations shall terminate thirty (30) calendar days from the date of the required notice.

         5.21     RELATIONSHIPS WITH GOVERNMENT ENTITIES

COMPANY may receive orders for License Confirmations for Select Software Products from agencies of the United States government, state governments of the United States of America and their political subdivisions under provided that COMPANY enters into one or more Government Agreements, the form of which has been approved in advance by MICROSOFT. COMPANY is authorized to enter into the Government Agreements and provide the services set forth in such agreements.

6.       MICROSOFT OBLIGATIONS

         6.1      ASSISTANCE WITH REPORTING

Upon COMPANY'S written request, MICROSOFT shall use reasonable efforts to assist COMPANY in data reporting, and will work with COMPANY's Information Management department to facilitate the data reporting process.


         6.2      NO WARRANTIES FOR PRODUCT NOT MANUFACTURED BY MICROSOFT

MICROSOFT makes no warranties as to items distributed under a third party name, copyright, trademark or tradename which may be included within the package of a Select Software Product delivered on any CD as provided hereunder.

         6.3       REPORTING/ELECTRONIC DATA INTERCHANGE

COMPANY shall provide weekly sales and inventory reporting, in such format as MICROSOFT shall instruct, in a timely and accurate manner during the Term. Such reporting shall be submitted to MICROSOFT in accordance with the Electronic Data Interchange (EDI) Guidelines.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

         6.4      RECORDS AND AUDITS

During the duration of any Microsoft audit rights set forth in this section, COMPANY agrees to keep all proper records and books of account relating to performance of its obligations under this Agreement. During the Term and for a period of two (2) years following its termination or expiration, MICROSOFT or its designated representative, at its own cost, may audit the applicable books, records and operations of COMPANY as is reasonable to verify COMPANY's compliance with the terms of this Agreement. COMPANY shall promptly correct any errors and omissions disclosed by such audit. Any audit will be conducted during COMPANY's normal business hours in such a manner as not to unreasonably interfere with COMPANY's normal business activities. If any complete financial audit uncovers material discrepancies, COMPANY shall bear the out of pocket costs for the audit. For purposes of this Section, "material discrepancies" shall mean a discrepancy of five hundred thousand U.S. dollars (US$500,000) or more in monthly revenue or sales reporting. Additionally, MS or its designated representative, at its own cost, may audit any portion of COMPANY's books, records, and operations as is reasonable to verify COMPANY's compliance with the specific terms, policies and procedures of any addenda to this agreement.

7.       COMPANY AND MICROSOFT OBLIGATIONS

         7.1      DELIVERY OF SELECT CDs.

Within fifteen (15) calendar days of the full execution of any Enrollment Agreement or MICROSOFT's approval of a given Enrollment Agreement, MICROSOFT agrees to deliver to COMPANY a Select CD along with any other applicable materials (the "Welcome Kit"). MICROSOFT will deliver the Welcome Kit to COMPANY in a custom package specifically marked with the name of the appropriate Volume Licensing Customer, the Volume Licensing Customer's Enrollment Agreement Number and any special conditions relevant to the named Volume Licensing Customer. COMPANY must deliver the Welcome Kit to its Volume Licensing Customer in order for such customers to reproduce and run the Select Software Products according to the Volume Licensing Customers' Agreement. From time to time, during the Term, MICROSOFT will provide COMPANY with additional Select CDs containing upgraded copies of the Select Software Products covered by a Volume Licensing Customer's Enrollment Agreement. COMPANY agrees to immediately deliver all CDs and any additional MICROSOFT supplied program information and materials to the named Volume Licensing Customer.

         7.2      RESERVATION OF RIGHTS

MICROSOFT expressly reserves the right at any time during the Term to terminate any Volume Licensing Customer's status as a Volume Licensing Customer in the event such customer fails to comply with the terms of the Customer Agreement. MICROSOFT agrees to promptly notify COMPANY of the termination of any Volume Licensing Customer to whom COMPANY collects orders for License Confirmations and payments for Select Software Products. Following such a notice, COMPANY shall immediately cease collecting orders for License Confirmations, delivery of Select CDs and any additional program information and materials to the terminated Volume Licensing Customer. Termination shall not, however, affect the Volume Licensing Customer's obligation to file the next required order/report and MICROSOFT's right to invoice COMPANY in regard to such order. If MICROSOFT terminates a given Volume Licensing Customer, COMPANY shall not have any claim against MICROSOFT for damages or lost profits resulting from such termination. COMPANY shall, however, be entitled to invoice the Volume Licensing Customer for the License Confirmations that the Volume Licensing Customer ordered in its final order.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

         7.3      ESSENTIAL ELEMENT

Both COMPANY and MICROSOFT acknowledge that this Agreement is essential to any agreement it enters into with a Volume Licensing Customer. Except as is specifically provided in Section 4.3 related to COMPANY's right to collect any outstanding payment following termination of this Agreement, COMPANY's rights to collect orders and payments for License Confirmations, and purchase and deliver Welcome Kits, Select CDs and/or any additional program information and materials are conditional upon this Agreement being in full force and effect. COMPANY acknowledges further that, if and when it is the subject of a bankruptcy filing (under any Chapter of 11 United States Code Section 101 et seq. including any future amendments), then assumption of any contract with a Volume Licensing Customer is conditional upon the assumption of this Agreement.

         7.4      PRODUCT WARRANTY; LIMITATION OF LIABILITY

                  (a) MICROSOFT warrants its Select Software Product to End Users as defined in the written limited warranty document accompanying each product. All replacement Select Software Product is delivered subject to the terms of the MICROSOFT limited product warranty. THE ABOVE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OR ANY OTHER OBLIGATIONS OR LIABILITIES ON MICROSOFT'S PART.

                  (b) MICROSOFT SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE USE OR INABILITY TO USE ANY SELECT SOFTWARE PRODUCT EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (c) IN ANY CASE, THE LIABILITY OF MICROSOFT (i) UNDER ANY PROVISION OF THIS AGREEMENT; (ii) FOR ANY DAMAGES CAUSED BY A PROGRAM DEFECT OR FAILURE IN ANY SELECT SOFTWARE PRODUCT OR (iii) ARISING FROM A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY COMPANY TO MICROSOFT UNDER THIS AGREEMENT. MICROSOFT's LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL OF MICROSOFT's EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF CLAIMS OR SUITS AGAINST MORE THAN ONE SELECT SOFTWARE PRODUCT DISTRIBUTED UNDER THIS AGREEMENT WILL NOT ENLARGE OR EXTEND THE LIMIT. COMPANY RELEASES MICROSOFT FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THE LIMITATION.

         7.5      SEMESTER PROGRAMS -

Each Semester, MICROSOFT may allow COMPANY to participate in programs which provide the opportunity to earn marketing funds and rebates. COMPANY's participation in such programs shall be governed by COMPANY'S then current Microsoft Rebate and Marketing Fund Agreement and Microsoft's Marketing Fund Guidelines or the Microsoft Rebate Program Guidelines, respectively, as such may be promulgated and modified by MICROSOFT, in its sole discretion, from time to time.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

8.       DEFENSE OBLIGATIONS

         8.1      BY MICROSOFT

                  (a)      DUTY TO DEFEND

                           (i) MICROSOFT agrees to defend COMPANY against, and
pay the amount of any adverse final judgment (or settlement to which MICROSOFT consents) resulting from any Infringement Claims; provided that COMPANY promptly notifies MICROSOFT in writing of the Infringement Claim, specifies the nature of such claim and the relief sought, and tenders the entire defense of the Infringement Claim to MICROSOFT. COMPANY shall provide reasonable assistance in the defense of all Infringement Claims.

                           (ii) MICROSOFT additionally agrees to defend COMPANY
against, and pay the amount of any adverse final judgment (or settlement to which MICROSOFT consents) resulting from any Patent Claims; provided that COMPANY promptly notifies MICROSOFT in writing of the Patent Claim, specifies the nature of such claim and the relief sought and MICROSOFT accepts the defense of the Patent Claim. Within thirty (30) calendar days of MICROSOFT's receipt of COMPANY's notice, MICROSOFT shall notify COMPANY in writing of MICROSOFT's acceptance or rejection of the defense of the Patent Claim. If MICROSOFT accepts defense of the Patent Claim, COMPANY shall tender the entire defense of such claim to MICROSOFT. MICROSOFT's acceptance or rejection of a Patent Claim shall be based on MICROSOFT's discretion which shall be reasonable. COMPANY shall provide reasonable assistance in the defense of all Patent Claims.

                  (b)      EXCEPTIONS TO DUTY

MICROSOFT shall have no liability for any claim, including any intellectual property infringement claim (including any Infringement Claim or Patent Claim) based on COMPANY's use of any Mark after MICROSOFT's notice that COMPANY should cease use of such Mark due to such a claim. All claims described in this Section 8.1(b) shall be deemed Company Claims for which COMPANY shall have those obligations set forth in Section 8.2 below.

         8.2      BY COMPANY

COMPANY shall defend MICROSOFT, its subsidiaries, and affiliated companies from and against any claims, losses, and damages relating to any Company Claim. COMPANY's obligation to defend MICROSOFT shall only apply provided that COMPANY is immediately notified in writing of any such Company Claim. At MICROSOFT's sole option, MICROSOFT may participate in the selection of counsel, defense and settlement of any Company Claims covered by this Section 8.2, or may tender sole control over the defense or settlement of the Company Claim to COMPANY. If MICROSOFT chooses to participate in the selection of counsel, defense and settlement of such claims, the parties shall work together in good faith to reach decisions which are mutually acceptable to both parties. MICROSOFT shall provide reasonable assistance in the defense of all Company Claims.

9.       INSURANCE

Throughout the Term and for 30 days thereafter, each party shall maintain, at its sole expense, Commercial General Liability Insurance written on an Occurrence Form, with policy limits of not less than Three Million Dollars ($3,000,000) combined single limit each occurrence for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of each party's obligations hereunder or out of any negligent act or omission of the applicable party, its officers, directors, agents, or employees. Each party shall provide proof of its compliance with this section upon the other party's request. Notwithstanding the foregoing, MICROSOFT shall have the right to self-insure.

MSLI, GP
Large Account Reseller
Agreement                                                              MICROSOFT

10.      EXPORT RESTRICTIONS


COMPANY agrees that COMPANY and, as applicable, its Resellers will not export or re-export Product to any country, person, or entity subject to U.S. export restrictions. COMPANY specifically agrees not to export or re-export Product (i) to any country to which the U.S. embargoes or restricts the export of goods or services, which as of March 31, 1999, includes, but is not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria, and the Federal Republic of Yugoslavia (Serbia and Montenegro) or to any national of any such country who COMPANY knows intends to transmit or transport the products back to such country; (ii) to any person or entity that COMPANY or, as applicable, its Resellers (if applicable) know will utilize Select Software Product in the design, development or production of nuclear, chemical or biological weapons; or
(iii) to any person or entity that has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

11.      DELAY IN PERFORMANCE

If as a result of fire, casualty, act of God, riot, war, labor dispute, government regulation, or decree of any court or any other event beyond the control of COMPANY or MICROSOFT, either of the parties shall be unable to perform its obligations hereunder, such inability shall not constitute a breach of this Agreement, and such obligations shall be performed as soon as the cause of the inability ceases or is removed. Strikes or other labor difficulties which are not capable of being terminated on terms acceptable to the party affected shall not be considered circumstances within the control of such party.

12.      NO WAIVER

None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of MICROSOFT, COMPANY or their respective agents or employees, but may be waived only by an instrument in writing signed by an authorized officer of the waiving party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

13.      NO PARTNERSHIP OR AGENCY

Nothing in this Agreement shall be deemed to create or constitute a partnership, joint venture, franchise, agency, or contract of employment between MICROSOFT and COMPANY.

14.      ATTORNEY'S FEES; GOVERNING LAW

In the event an action is commenced to enforce a party's rights under this Agreement, the prevailing party (as determined by the court) in such action shall be entitled to recover its reasonable costs and attorneys' fees. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington. COMPANY consents to jurisdiction and venue in King County, Washington.

15.      ENTIRE AGREEMENT/MODIFICATION

This Agreement and all attached Schedules constitute the entire agreement between MICROSOFT and COMPANY, and supersedes and terminates any and all prior agreements or contracts, written or oral, entered into between the parties relating to the subject matter hereof. Any representations, promises, or conditions in connection therewith not in writing signed by both parties shall not be binding upon either party. This Agreement shall control any provisions in COMPANY's purchase orders which are inconsistent with this Agreement. Any changes or modifications to this Agreement must be made in writing and with the mutual agreement of the parties.

MSLI, GP                                                                 Page 12
Large Account Reseller
Agreement                                                              MICROSOFT

16.      U.S. GOVERNMENT RIGHTS

All Products provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995, are provided with commercial license rights and restrictions described elsewhere herein. All Products provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 are provided with RESTRICTED RIGHTS as provided for in FAR, 48 C.F.R. 52.227-14 (June 1987) or DFAR, 48 CFR 252.227-7013 as applicable. COMPANY shall be responsible for ensuring that all Products are marked with the "Rights" legend. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

17.      CONFIDENTIALITY

         17.1 COMPANY expressly undertakes to retain in confidence the terms and Agreement and any applicable Addenda and all information and know-how transmitted to it by make no use of such information and know-how except under the terms and during the existence of this COMPANY shall guarantee and ensure its employees' compliance with this paragraph. COMPANY's under this paragraph shall survive any termination of this Agreement and shall extend to the earlier of the information is public domain or five (5) years following the termination of this Agreement. This not prohibit the parties from disclosing such information as is specifically required by any authorities. Notwithstanding the foregoing, COMPANY may disclose confidential information in any judicial or other governmental order or request, provided that COMPANY shall MICROSOFT in writing upon its receipt of such order or request and shall assist MICROSOFT as is seeking any protective order or its equivalent or in limiting the scope of disclosure of any Confidential Information.

         17.2 During the Term and for three (3) years thereafter, COMPANY expressly undertakes confidence the terms and conditions of all executed Customer Agreements and/or Enrollment Agreement CUSTOMER disclose the terms and conditions of any Customer Agreement or Enrollment Agreement shall immediately terminate. CUSTOMER shall guarantee and ensure its employees' this paragraph.

         17.3 During the Term and for three (3) years thereafter, COMPANY expressly undertakes confidence the terms and conditions of any and all rebate and marketing fund programs made COMPANY. Should CUSTOMER disclose the terms and conditions of any rebate or marketing fund Agreement shall immediately terminate. CUSTOMER shall guarantee and ensure its employees' this paragraph.

18.      NO ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective and assigns, provided that COMPANY may not assign its rights or obligations under this Agreement without the prior written consent of MICROSOFT. MICROSOFT may assign this Agreement or thereof, to any MICROSOFT related company or business entity.




MSLI, GP                                                                 Page 13
Large Account Reseller
Agreement                                                              MICROSOFT

19.      NOTICES


Except as otherwise provided herein, all notices required or contemplated by this Agreement shall be in writing, delivered by U.S. certified mail (return receipt requested), or via overnight courier (e.g., Federal Express, or DHL), and addressed as follows:

          If to MICROSOFT:         MSLI, GP
                                   6100 Neil Road, Suite 210
                                   Reno, NV 89511-1137

                                   Attn.: LAR Operations

          With cc to:              Law and Corporate Affairs (Retail) and Channel Strategy
                                   Microsoft Corporation
                                   One Microsoft Way
                                   Redmond, WA 98052-6399

          If to COMPANY:
                                   Software Spectrum, Inc
                                   2140 Merritt Drive
                                   Garland, TX 75041
                                   Attn: Robert D. Graham

Such notices shall be deemed given three (3) business days after being deposited in the United States mail or one business day after being delivered with an overnight carrier or by electronic mail.

20.      SEVERABILITY

In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

21.      SURVIVAL

SECTIONS 2, 4.3, 5.7(c), 5.12, 5.13, 5.19, 6.4, 7.4, 8, 9, 10, 14, 17, 19 and 21
shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicated below. This Agreement is not binding until executed by MICROSOFT.

MSLI, GP ("MICROSOFT")                      SOFTWARE SPECTRUM, INC.
                                            ("COMPANY")

By:                                         By: /s/ Robert D. Graham
   ---------------------------------           --------------------------------
                                            Robert D. Graham
-----------------------------------         -----------------------------------
Name (please print)                         Name (please print)
                                            Vice President
-----------------------------------         -----------------------------------
Title, An Authorized Representative         Title, An Authorized Representative
                                                  1/31/00
-----------------------------------         -----------------------------------
Date                                        Date





MSLI, GP                                                                 Page 14
Large Account Reseller
Agreement                                                              MICROSOFT

                                   SCHEDULE A


                                  DEFINED TERMS

          "COMPANY CLAIM" means any default, breach or alleged breach of COMPANY's obligations, promises, representations, warranties or agreements relating to the Agreement.

          "CUSTOMER AGREEMENTS" mean the applicable License Agreement, License Confirmation or Product Use Rights, Master Agreement, Enterprise Agreement, Enrollment Agreement, Government Agreement and any Program Description.

          "COMPANY ENROLLMENT AGREEMENT" means any Enrollment Agreement under which COMPANY is designated as the Large Account Reseller.

          "CP WEB" means the secure website which company may access to obtain the current Select Software Product Price List.

          "DISTRIBUTOR" means any business entity which has entered into a Microsoft Channel Agreement which includes a Distributor Addendum to the Microsoft Channel Agreement with Microsoft Corporation.

          "DOCUMENTATION COMPONENTS" means the supplemental disk sets and Select Software Product documentation available from Microsoft World Wide Fulfillment or such other fulfillment source that MICROSOFT may designate.

          "ELECTRONIC DATA INTERCHANGE" or "EDI" means the ANSI-ASCII X.12 standard, adopted by CompTIA, by which COMPANY shall submit sales reporting to MICROSOFT.

          "END USER" shall mean the ultimate consumer of any Microsoft product.

          "ENROLLMENT AGREEMENT" means the Microsoft Select Master Agreement (any version), the Microsoft Select Enterprise Agreement, the Microsoft Select Enrollment Agreement the Microsoft Educational Select Enrollment Agreement, the Outsourcer Agreement, any Enrollment Forms relevant to any of the previous named agreements, and any successor agreement even if identified by a different name, which is entered into by a Volume Licensing Customer and MICROSOFT.

          "ENTERPRISE AGREEMENT" means the Microsoft Select Enterprise Agreement and any successor agreement even if identified by a different name, in such form as MICROSOFT will determine.

          "AGREEMENT NUMBER" means the number MICROSOFT assigns to any fully signed Enrollment Agreement.

         "ENTERPRISE CUSTOMER" means any business entity or company having a valid Enterprise Enrollment Agreement or a Microsoft Select Enterprise Agreement or such successor agreement even if identified by a different name.

          "FINANCIAL STATEMENT" means a Balance Sheet as of the last day of the calendar quarter, and an Income Statement and Statement of Cash Flows for the quarter and year-to-date, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Any deviation from GAAP in the quarterly statements shall be clearly noted. These statements must be signed by an officer of COMPANY as being representative of the books and accounts of COMPANY.

          "GOVERNMENT AGREEMENTS" means the Microsoft Government Select Master Agreement, the Microsoft Government Select Enrollment Agreement, the Microsoft Government Enterprise Select Agreement and any such successor agreements which may be known by different names. All such Government Agreements will be entered into between COMPANY and the applicable Federal, state or local government entities.


MSLI, GP                                                                Page A-1
Large Account Reseller
Agreement                                                              MICROSOFT

          "INFRINGEMENT CLAIM" means any allegation against the COMPANY that the Select Software Products or Marks infringes any United States copyright or trademark of a third party.

          "LARGE ACCOUNT RESELLER" means any reseller that MICROSOFT has authorized to collect and receive orders for License Confirmations and payments for Select Software Products from Volume Licensing Customers.

          "LARGE ACCOUNT RESELLER AFFILIATE" means any entity which owns, controls, is owned or controlled by, or under common ownership or control with the Large Account Reseller. For the purposes of this Agreement, an entity is "controlled" by another if that other company or legal entity, either directly or through its control of another company or legal entity: (i) holds the majority of voting rights in it; (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or (iii) is a member of it and controls alone or under an agreement with other shareholders or members, the majority of the voting rights in it.

          "LICENSE AGREEMENT" means the license agreement attached to the 3.x Enrollment Agreement.

          "LICENSE CONFIRMATIONS" means the authorization which MICROSOFT provides to the Volume Licensing Customer which confirms the Volume Licensing Customer's right to run Select Software Product.

          "MARKS" means the Trademarks (defined below) or any and all copyrights MICROSOFT may own.

          "MASTER AGREEMENT" means the Microsoft Select Master Agreement, the Microsoft Educational Select Master Agreement, the Microsoft Enterprise Select Agreement, and any successor agreement even if identified by a different name, which is signed by MICROSOFT and a Volume Licensing Customer.

          "OUTSOURCER AGREEMENT" means the Microsoft Select Outsourcer Enrollment Agreement which authorizes a third party outsourcer to receive Select Software Products under the terms of a specific Volume Licensing Customer's Master Agreement for the sole purpose of leasing, sublicensing, or otherwise making Select Software Products available to such Volume Licensing Customer.

          "OUTSOURCER CUSTOMER" means the business entity which has signed an Outsourcer Agreement.

          "PATENT CLAIM" means any third party claim or allegation against the COMPANY that the Select Software Products infringe any United States patent.

          "PRODUCT USE RIGHTS" means the statement attached to the version 4.x Microsoft Select Master Agreement as Addendum A, or any subsequent version thereof released and provided to the entity that signs any Microsoft Select Master Agreement by or on behalf of MICROSOFT that identifies special terms and conditions under which us of each particular Select Software Product is subject.

          "SELECT CD" means the compact disk which contains copies of the Select Software Product which Volume Licensing Customers use to install copies of the Select Software Product they choose to license.

          "SELECT MASTER AGREEMENTS" means the Microsoft Select Master Agreement and the Microsoft Educational Select Master Agreement, and any successor agreement even if identified by a different name, which is signed by MICROSOFT and a Volume Licensing Customer.

          "SELECT SOFTWARE PRODUCT" means the Microsoft software products which MICROSOFT will designate from time to time, that may be reproduced and run by Volume Licensing Customers under any form of Enrollment Agreement, or Government Agreement, excluding Documentation Components.

          "SEMESTER" means the six month periods which run from July 1 through December 31, and from January 1 through June 30. For purposes of this Agreement, there will be only one Semester during the Term.

          "TERM" means the term of this Agreement which is specified in Section
4.1 of this Agreement.


MSLI, GP                                                                Page A-2
Large Account Reseller
Agreement                                                              MICROSOFT

         "TERRITORY" means the geographic boundaries of Canada and the United States of America, excluding all United States territories, possessions, or protectorates.

          "TRADEMARKS" means the trademark and trade name "Microsoft", and all trademarks and tradenames derived therefrom, and the trademarks used in association with all Select Software Products or which are set out at http://www.Microsoft.com/trademarks (or such other successor site), as may be amended from time to time by MICROSOFT.

          "UPGRADE ADVANTAGE" means the Select program offering, which allows an enrolling Volume Licensing Customer, for a fee, to have the ability to run the most current version of any Select Software Product which the Volume Licensing Customer has previously licensed under its Enrollment Agreement.

          "VOLUME LICENSING PROGRAMS" means the Microsoft's Select and Enterprise Licensing programs, and any other successor volume licensing programs even if they are known by a different name.

          "VOLUME LICENSING CUSTOMER" means any business entity, identifiable division, business unit or office location which has the ability to run Select Software Products under the terms of any form of Enrollment Agreement, or Government Agreement.

          "VOLUME LICENSING PROGRAM ADMINISTRATOR" means the individual appointed by COMPANY to act as COMPANY's primary contact with respect to the Microsoft Volume Licensing Programs.

          "VLC AFFILIATES" means the affiliate business entities identified in each Volume Licensing Customer's Enrollment Agreement.
















                                                                        Page A-3

MSLI, GP                                                               MICROSOFT
Large Account Reseller
Agreement

                             AMENDMENT NO. 1 TO THE
                                    MICROSOFT
                             LARGE ACCOUNT RESELLER
                                   AGREEMENT

This Amendment No. 1 ("Amendment"), entered into as of this 1st day of July, 2000, amends that certain Microsoft Large Account Reseller Agreement ("Agreement") between MSLI, G.P. ("MICROSOFT") having its principal place of business at 6100 Neil Road, Suite 210, Reno, NV 89511-1137 and SOFTWARE SPECTRUM, INC. ("COMPANY") having its principal place of business at 2140 MERRITT DRIVE, GARLAND, TX 75041. The Agreement is hereby amended as follows:

1.       SECTION 4.1, TERM, IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "4.1     TERM

This Agreement shall take effect on the Effective Date and shall continue until June 30, 2001."

2. SECTION 5.7(b), PAYMENT TERMS, THIRD PARAGRAPH IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

"Payments shall be remitted to the following account:

             MSLI Western Region Collections #842467
             Account #375 120 5782
             ABA# 1110-0001-2
             Bank of America

Or to a third party designated by MICROSOFT in writing. All payments must be sent to Bank of America at the address indicated above using the 820 Remittance EDI transaction set or other form of ACH payment with electronic remittance detail attached. Remittance detail must be received by Bank of America by 10:00AM Central time/8:00AM Pacific time to ensure same-day credit to COMPANY's account. COMPANY may not withhold payment or take deductions prior to MICROSOFT issuing credit for rebates, price adjustments, billing errors or any other credit memo issued by MICROSOFT."

3.       SECTION 5.19(a) IS REPLACED IN ITS ENTIRETY WITH THE FOLLOWING:

         "(c) Have email availability, Internet access, and an active CPWeb account as is necessary to perform COMPANY's obligations pursuant to this Agreement;"


IN WITNESS WHEREOF, the parties have signed this amendment on the date indicated below. This Amendment is hereby made part of the Agreement. All terms and conditions of the Agreement not modified herein shall remain in full force and effect. This Amendment is not binding until executed by MSFT.

MSLI, GP ("MICROSOFT")                      SOFTWARE SPECTRUM, INC.
                                            ("COMPANY")

By:                                         By: /s/ ROBERT D. GRAHAM
   ------------------------------              ------------------------------
                                            Robert D. Graham   Vice President
---------------------------------           ---------------------------------
Name (please print)         Title           Name (please print)         Title
                                            July 19,2000
---------------------------------           ---------------------------------
Date                                        Date



                                                                       MICROSOFT